Exhibit 3.2

MARKED TO SHOW AMENDMENTS

~~THIRD~~FOURTH AMENDED AND RESTATED

BYLAWS

OF

O’REILLY AUTOMOTIVE, INC.

Dated as of ~~November 22~~May 18,  ~~2016~~2020

ARTICLE I

OFFICES

The principal office of the corporation in the State of Missouri shall be located in Springfield, Missouri. The corporation may have such other offices, either within or without the State of Missouri, as the business of the corporation may require from time to time.

The registered office of the corporation required by The General and Business Corporation Law of Missouri to be maintained in the State of Missouri may be, but need not be, identical with the principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

Section 2.1    Annual Meeting. The annual meeting of the shareholders shall be held on the first Tuesday after the first Sunday in May in each year, or on such other date and at such time as the Board of Directors may specify, to elect directors and transact such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient for the purpose of electing directors and for the transaction of such other business as may properly come before a special meeting of shareholders.

Section 2.2    Special Meetings.

(a)    Generally. Special meetings of the shareholders may be held for such purpose or purposes as shall be specified in a call for such meeting made by (i) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors or by the Chief Executive Officer or the Chief Operating Officer, or (ii) solely to the extent required by Section 2.2(b), by the Secretary.

(b)    Request by Shareholder or Shareholders. Subject to the provisions of this Section 2.2(b) and all other applicable sections of these Bylaws, a special meeting of shareholders shall be called by the Secretary of the corporation (the “Secretary”) upon written request (a “Special Meeting Request”) to the Secretary of one or more record holders of common shares of the corporation representing at least ~~twenty-five~~fifteen percent (~~25~~15%) of the voting power of all outstanding shares of common stock of the corporation, which shares are determined to be “Net Long Shares” in accordance with Section 2.2(b)(i) (the “Requisite Percentage”).

(i)    Net Long Shares. For purposes of this Section 2.2(b) and for determining the Requisite Percentage, Net Long Shares shall be limited to the number of shares beneficially owned, directly or indirectly, by any shareholder or beneficial owner that constitute such person’s net long position as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that (x) for purposes of such definition (1) the date the tender offer is first announced or otherwise made known by the bidder to holders of the security to be acquired shall instead be the date for determining and/or documenting a shareholder’s or beneficial owner’s Net Long Shares and (2) the reference to the highest tender price shall refer to the closing sales price of the corporation’s common stock on the NASDAQ Global Select Market (or any successor thereto) on such date (or, if such date is not a trading day, the next succeeding trading day), (3) the person whose securities are the subject of the offer shall refer to the corporation and (4) a “subject security” shall refer to the outstanding common stock of the corporation; and (y) to the extent not covered by such definition, the net long position of such holder shall be reduced by any shares as to which such person does not, at the time the Special Meeting Request is delivered to the corporation, have the right to vote or direct the vote at the Special Meeting or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the Requesting Shareholder (as defined below) are acting in concert with the Requesting Shareholder with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such affiliate or affiliates. Whether shares constitute “Net Long Shares” shall be decided by the Board of Directors in its reasonable determination.

(ii)    Delivery of Special Meeting Request. A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary at the principal executive offices of the corporation. A Special Meeting Request shall only be valid if it is signed and dated by each shareholder of record submitting the Special Meeting Request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Shareholder”), and includes (1) a statement of the specific purpose(s) of the special meeting and the matters proposed to be acted on at the special meeting, the text of any proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the Bylaws of the corporation, the text of the proposed amendment), the reasons for conducting such business at the special meeting, and any material interest in such business of each Requesting Shareholder; (2) in the case of any director nominations proposed to be presented at the special meeting, the information required by Section 2.13(b) of these Bylaws, including the Shareholder Information (as defined in Section 2.15(a)) with respect to each Requesting Shareholder; (3) in the case of any matter (other than a director nomination) proposed to be conducted at the special meeting, the information required by Section 2.12(b) of these Bylaws, including the Shareholder Information with respect to each Requesting Shareholder; (4) a representation that each Requesting Shareholder, or one or more Qualified Representatives (as defined in Section 2.8(b)) of each such shareholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (5) a representation as to whether the Requesting Shareholders intend, or are part of a group that intends, to solicit proxies with respect to the proposals or business to be presented at the special meeting; (6) an agreement by the Requesting Shareholders to notify the corporation promptly in the event of any decrease in the number of Net Long Shares held by the Requesting Shareholders following the delivery of such Special Meeting Request and prior to the special meeting and an acknowledgement that any such decrease shall be deemed to be a revocation of such Special Meeting Request to the extent of such reduction; and (7) documentary evidence that the Requesting Shareholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary; provided, however, that if the shareholder(s) of record submitting the Special Meeting Request are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, each Requesting Shareholder shall promptly provide any other information reasonably requested by the corporation.

(iii)    Record Date. The corporation will provide the Requesting Shareholders with notice of the record date for the determination of shareholders entitled to vote at the special meeting. Each Requesting Shareholder is required to update the notice delivered pursuant to this Section 2.2(b) not later than ten (10) business days after such record date to provide any material changes in the information required by this Section 2.2(b) as of such record date and, with respect to the information required under Section 2.2(b)(ii)(7), also as of a date not more than five (5) business days before the scheduled date of the special meeting as to which the Special Meeting Request relates.

(iv)    Multiple Special Meeting Requests. In determining whether a special meeting of shareholders has been requested by shareholders holding in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the corporation will be considered together only if (1) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (2) such Special Meeting Requests have been delivered to the Secretary of the corporation within sixty (60) days of the earliest dated Special Meeting Request.

(v)    Invalid Special Meeting Requests. A Special Meeting Request shall not be valid, and a special meeting requested by shareholders shall not be held, if (1) the Special Meeting Request does not comply with this Section 2.2(b); (2) the Special Meeting Request relates to an item of business that is not a proper subject for shareholder action under applicable law; (3) the Special Meeting Request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of shareholders and ending on the date of the next annual meeting; (4) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election or removal of director(s), was presented at an annual or special meeting of shareholders held not more than twelve (12) months before the Special Meeting Request is delivered; (5) the Special Meeting Request relates to the election or removal of director(s) and the election or removal of director(s) was presented at an annual or special meeting of shareholders held not more than ninety (90) days before the Special Meeting Request is delivered; (6) a Similar Item, including the election or removal of director(s), is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of shareholders that has been called but not yet held or that is called for a date within one-hundred and twenty (120) days of the receipt by the corporation of a Special Meeting Request; or (7) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. The Board of Directors shall determine in good faith whether all requirements set forth in this Section 2.2(b) have been satisfied and such determination shall be binding on the corporation and its shareholders.

(vi)    Date, Time and Location of Special Meeting. Except as otherwise provided in this Section 2.2, a special meeting held following a Special Meeting Request shall be held at such date, time and place, within or without the State of Missouri, as may be fixed by the Board of Directors; provided, however, to the extent practicable, that the date of any such special meeting shall be not more than ninety (90) days after the date on which valid Special Meeting Request(s) constituting the Requisite Percentage are delivered to the Secretary of the corporation.

(vii)    Revocation of Special Meeting Request. A Requesting Shareholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the corporation at any time prior to the special meeting. If, following such revocation (or deemed revocation pursuant to clause (6) of Section 2.2(b)(ii)), there are unrevoked requests from Requesting Shareholders holding, in the aggregate, less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

(viii)    Failure to Attend. If neither the Requesting Shareholders nor Qualified Representatives for such persons appear at the special meeting to present the business to be presented for consideration specified in the Special Meeting Request, the corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

(c)    Business to be Transacted. Business transacted at any special meeting shall be limited to (i) the purpose(s) stated in a valid Special Meeting Request for such special meeting, (ii) the purpose(s) stated in the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board and (iii) any additional matters the Board of Directors determines to submit to the shareholders at such special meeting. The chairman of a special meeting shall determine all matters relating to the conduct of the special meeting, including, without limitation, determining whether to adjourn the special meeting and whether any nomination or other item of business has been properly brought before the special meeting in accordance with these Bylaws, and if the chairman should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at the special meeting.

Section 2.3    Place and Hour of Meeting. Every meeting of the shareholders, whether an annual or a special meeting, shall be held at ten o’clock a.m. at the principal office of the corporation or at such other place and time as (i) is specified by proper notice from the Board of Directors with respect to an annual meeting, or (ii) determined by the Secretary, upon a request as described in Section 2.2.

Section 2.4    Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than seventy (70) days before the date of the meeting, either personally or by mail, by or at the direction of a President or the Secretary to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. The attendance of a shareholder at any meeting shall constitute the waiver of notice of that meeting except in the case of attendance for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.5    Closing of Transfer Books or Fixing of Record Date. The Board of Directors of the corporation may close its stock transfer books for a period not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any change or conversion or exchange of shares shall be effective; or, in lieu thereof, may fix in advance a date, not exceeding seventy (70) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend or for the allotment of rights, or the date when any change or conversion or exchange of shares shall be effective, as the record date for the determination of shareholders entitled to notice of, and to vote at, such meeting, and any adjournment of the meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights, or to exercise rights in respect of any such change, conversion or exchange of shares; and the shareholders of record on such date of closing the transfer books, or on the record date so fixed, shall be the shareholders entitled to notice of and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the date of closing of the transfer books or the record date so fixed. If the Board of Directors shall not have closed the transfer books or set a record date for the determination of the shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

Section 2.6    Voting Lists. At least ten (10) days before each meeting of shareholders, the officer or agent having charge of the transfer book for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of, and the number of shares held by, each shareholder, which list, for a period of not less than ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

Section 2.7    Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting, without further notice, to a date not longer than ninety (90) days from the date originally set for such meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

Section 2.8    Proxies.

(a)    Voting. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

(b)    Shareholder Proposals and Nominations. If a shareholder intends to appoint another person to act for him or her as proxy to present a nomination or proposal at any annual or special meeting of shareholders (each such person, a “Qualified Representative”), the shareholder shall appoint such Qualified Representative and give notice of such appointment in writing to the Secretary not less than three business days before the date of the meeting, including the name and contact information for such person. For the avoidance of doubt, the requirements of this Section 2.8(b) shall apply to the appointment of persons as proxies to present (i) proposals submitted in accordance with the eligibility and procedural requirements of Rule 14a-8 of the

Exchange Act and included in the corporation’s proxy statement and (ii) proposals or nominations submitted by a shareholder in compliance with the notice provisions set forth in Section 2.2, Section 2.12, Section 2.13 and Section 2.14.

Section 2.9    Voting of Shares. Each outstanding share of common stock shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Each outstanding share of preferred stock, if any, shall have the voting rights provided in the Articles or, to the extent permitted by the Articles, designated by the Board of Directors of the Corporation. Provided a quorum is present, the affirmative vote of a majority of the shares represented at a meeting and entitled to vote shall be the act of the shareholders unless the vote of a greater number of shares is required by the corporation’s Articles of Incorporation, by these Bylaws or by applicable law.

Section 2.10    Voting of Shares by Certain Holders.

(a)    Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

(b)    Shares standing in the name of a partnership or unincorporated association may be voted by such person duly authorized by the terms of the partnership agreement or articles of the unincorporated association.

(c)    Shares standing in the name of a deceased person may be voted by his administrator or personal representative, either in person or by proxy. Shares standing in the name of a guardian, curator, or trustee may be voted by such fiduciary, either in person or by proxy, but no guardian, curator or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name.

(d)    Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(e)    A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledges, and thereafter the pledgee shall be entitled to vote the shares so transferred so long as such pledgee remains the record holder thereof.

Section 2.11    Action Without a Meeting. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 2.12    Procedures for Bringing Business Before an Annual Meeting.

(a)    Generally. At any annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be considered, as shall have been properly brought before the meeting (i) pursuant to the corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) by a shareholder of the corporation who is a shareholder of record at the time of giving of the notice provided for in this Section 2.12 and at the time of the meeting, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.12. In addition to any other applicable requirements, for a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given notice, either by personal delivery or by United states mail, postage prepaid, to the Secretary of the corporation not less than ninety (90) days nor more than one-hundred and twenty (120) days prior to the meeting; provided, however, that if less than seventy (70) days notice or prior public disclosure of the date of such meeting has been given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the earlier of (1) the day on which notice of the date of the meeting was mailed or (2) the day on which public disclosure of the meeting was made. A notice complying with the requirements of the preceding sentence shall be referred to in these Bylaws as a “Timely Notice.” In no event shall any adjournment or postponement of a meeting or the public disclosure thereof commence a new time period (or extend any time period) for the giving of a notice as described in this paragraph.

(b)    Contents of Notice. A notice submitted pursuant to this Section 2.12 shall be signed and dated by each shareholder of record submitting such notice and by each of the beneficial owners, if any, on whose behalf the proposal is made (each such record owner and beneficial owner, a “Proposing Shareholder”) and shall include (i) as to each matter proposed to be brought before an annual meeting, a brief description of the matters proposed to be acted on at the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the Bylaws of the corporation, the text of the proposed amendment), the reasons for conducting such business at the annual meeting, and any material interest in such business of each Proposing Shareholder; (ii) the Shareholder Information (as defined in Section 2.15(a)) with respect to each Proposing Shareholder; (iii) a description of all agreements, arrangements and understandings between the Proposing Shareholders and any other person or persons (including their names) in connection with the proposal; (iv) a representation that each Proposing  Shareholder, or one or more Qualified Representatives  (as defined in Section 2.8(b)) for each such person, intends to appear in person or by proxy at the annual meeting to present the proposal or business to be brought before the annual meeting; and (v) a representation as to whether the Proposing Shareholders intend, or are part of a group that intends, to solicit proxies with respect to the proposal or business to be presented at the annual meeting. Proposing Shareholders shall update and supplement the information required under this paragraph not later than 10 days after the record date for the meeting so that such information shall be true and correct as of the record date.

(c)    Compliance with this Section. No business shall be conducted at an annual meeting except as has been properly brought before the meeting in accordance with this Section 2.12. The presiding officer of an annual meeting may, if the facts warrant, determine at the meeting that a shareholder proposal was not made in accordance with the procedures set forth in this Section

2.12, and if such officer should make that determination, such officer shall so declare at the meeting and the proposal shall not be considered.

(d)    Failure to Attend. If neither the Proposing Shareholders nor Qualified Representatives for such persons appear at the annual meeting to present the business to be presented for consideration specified in a Timely Notice, the corporation need not present such business for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(e)    Compliance with Other Laws. Notwithstanding the foregoing provisions of Section 2.12, a shareholder shall also comply with all applicable requirements of all applicable laws, including but not limited to the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section; provided, however, that any references in these Bylaws to law and the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals to be considered pursuant to this Section. Nothing in this Section shall be deemed to affect any rights of shareholders to request inclusion of proposals in, or the corporation’s right to omit proposals from, the corporation’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act or any successor provision.

Section 2.13    Procedures for Nominating Directors.

(a)    Generally. Subject to the rights, if any, of holders of any class of capital stock of the corporation (other than its common stock) then outstanding, nominations for the election of directors may be made (i) by affirmative vote of a majority of the entire Board of Directors or (ii) by a shareholder of the corporation who is a shareholder of record at the time of giving of the notice provided for in this Section 2.13 and at the time of the meeting, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.13. Nominations for the election of directors may also be made at an annual meeting by an Eligible Shareholder (as defined in Section 2.14(d)) pursuant to and in accordance with Section 2.14. A shareholder who desires to nominate one or more persons for election as directors pursuant to clause (ii) of the first sentence of this Section 2.13(a) shall deliver a Timely Notice (as defined in Section 2.12) of the shareholder’s intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation. In no event shall any adjournment or postponement of a meeting or the public disclosure thereof commence a new time period (or extend any time period) for the giving of a notice as described in this paragraph.  Subject to the rights, if any, of holders of any class of capital stock of the corporation (other than its common stock) then outstanding, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.13 or in Section 2.14 and unless qualified under the other provisions of these bylaws. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, he shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation.

(b)    Contents of Notice. A notice submitted pursuant to this Section 2.13 shall be signed and dated by each shareholder of record submitting such notice and by each of the beneficial owners, if any, on whose behalf a nomination is made (each such record owner and beneficial owner, a “Nominating Shareholder”) and shall include (i) as to each proposed nominee, (1) the name, age, business and residential addresses, and principal occupation or employment of each such nominee; (2) a description of all arrangements or understandings between the Nominating Shareholders and each nominee, and other arrangements or understandings known to the Nominating Shareholders, pursuant to which the nomination or nominations are to be made by the Nominating Shareholders; (3) any other information regarding each proposed nominee that would be required to be included in a proxy statement filed with the Securities and Exchange Commission; (4) the written consent of each proposed nominee to being so named and to serve as a director of the corporation if elected; and (5) a completed and signed representation and agreement of each proposed nominee as required pursuant to Section 3.2; (ii) the Shareholder Information (as defined in Section 2.15(a)) with respect to each Nominating Shareholder; (iii) any material interest in such nomination of each Nominating Shareholder; (iv) a description of all agreements, arrangements and understandings between the Nominating Shareholders and any other person or persons (including their names) in connection with such nomination; (v) a representation that each Nominating Shareholder, or one or more Qualified Representatives (as defined in Section 2.8(b)) for each such person, intends to appear in person or by proxy at the meeting to present such nomination; and (vi) a representation as to whether the Nominating Shareholders intend, or are part of a group that intends, to solicit proxies with respect to such nomination. Nominating Shareholders shall update and supplement the information required under this paragraph not later than 10 days after the record date for the meeting so that such information shall be true and correct as of the record date.

(c)    Qualifications of Nominee; Compliance with this Section. In addition to any information required or requested pursuant to Section 2.13(b) or any other provision of these Bylaws, (i) the corporation may require any proposed nominee to furnish any other information (A) that may reasonably be requested by the corporation to determine whether the nominee would be independent under the rules and listing standards of the securities exchanges upon which the stock of the corporation is listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (collectively, the “Independence Standards”), (B) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee or (C) that may reasonably be requested by the corporation to determine the eligibility of such nominee to serve as a director of the corporation. The presiding officer of a meeting may, if the facts warrant, determine at the meeting that a nomination was not made in accordance with the procedures set forth in this Section 2.13, and if he should make that determination, he shall so declare at the meeting and the defective nomination shall be disregarded.

(d)    Failure to Attend. If neither the Nominating Shareholders nor Qualified Representatives for such persons appear at the meeting to present the nomination pursuant to clause (ii) of the first sentence of Section 2.13(a) to be presented for consideration specified in a Timely Notice, the corporation need not present such nomination for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(e)    Compliance with Other Laws. Notwithstanding the foregoing provisions of this Section 2.13, a shareholder shall also comply with all applicable requirements of all applicable laws, including but not limited to the Exchange Act and the rules and regulations thereunder, with respect to the matters set forth in this Section; provided, however, that any references in these Bylaws to law and the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations to be considered pursuant to this Section.

Section 2.14    Proxy Access for Director Nominations.

(a)    Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, subject to the provisions of this Section 2.14, the corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors by an Eligible Shareholder pursuant to and in accordance with this Section 2.14 (a “Shareholder Nominee”). For purposes of this Section 2.14, the “Required Information” that the corporation will include in its proxy statement is (i) the information provided to the Secretary of the corporation concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the corporation’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) if the Eligible Shareholder so elects, a Supporting Statement (as defined in Section 2.14(h)). For the avoidance of doubt, nothing in this Section 2.14 shall limit the corporation’s ability to solicit against any Shareholder Nominee or include in its proxy materials the corporation’s own statements or other information relating to any Eligible Shareholder or Shareholder Nominee, including any information provided to the corporation pursuant to this Section 2.14. Subject to the provisions of this Section 2.14, the name of any Shareholder Nominee included in the corporation’s proxy statement for an annual meeting of shareholders shall also be set forth on the form of proxy distributed by the corporation in connection with such annual meeting.

(b)    In addition to any other applicable requirements, for a nomination to be made by an Eligible Shareholder pursuant to this Section 2.14, the Eligible Shareholder must give timely notice thereof (a “Notice of Proxy Access Nomination”) in proper written form to the Secretary of the corporation and must expressly request in the Notice of Proxy Access Nomination to have such nominee included in the corporation’s proxy materials pursuant to this Section 2.14. To be timely, the Notice of Proxy Access Nomination must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the anniversary of the date that the corporation first distributed its proxy statement to shareholders for the immediately preceding annual meeting of shareholders. In no event shall the public disclosure of an adjournment or postponement commence a new time period for the giving of a Notice of Proxy Access Nomination pursuant to this Section 2.14.

(c)    The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 2.14 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such greater number, as it may be adjusted pursuant to this Section 2.14(c), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the corporation by such shareholder or group of shareholders) and (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the corporation’s proxy materials as Shareholder Nominees for any of the two preceding annual meetings of shareholders (including any persons counted as Shareholder Nominees pursuant to the immediately succeeding sentence) and whose re-election at the upcoming annual meeting is being recommended by the Board of Directors. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Shareholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.14 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Shareholder Nominees. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 2.14 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 2.14 exceeds the Permitted Number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 2.14 exceeds the Permitted Number, the highest ranking Shareholder Nominee who meets the requirements of this Section 2.14 from each Eligible Shareholder will be selected for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of common stock of the corporation each Eligible Shareholder disclosed as Owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 2.14 from each Eligible Shareholder has been selected, then the next highest ranking Shareholder Nominee who meets the requirements of this Section 2.14 from each Eligible Shareholder will be selected for inclusion in the corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 2.14, the corporation shall not be required to include any Shareholder Nominees in its proxy materials pursuant to this Section 2.14 for any meeting of shareholders for which the Secretary of the corporation receives a notice (whether or not subsequently withdrawn) that a shareholder intends to nominate one or more persons for election to the Board of Directors pursuant to clause (ii) of the first sentence of Section 2.13(a).

(d)    An “Eligible Shareholder” is a shareholder or group of no more than 20 shareholders (counting as one shareholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in Section 2.14(e)) continuously for at least three years (the “Minimum Holding Period”) a number of shares of common stock of the corporation that represents at least three percent of the outstanding shares of common stock of the corporation as of the date the Notice of Proxy Access Nomination is delivered to, or mailed and received at, the principal executive offices of the corporation in accordance with this Section 2.14 (the “Required Shares”), (ii) continues to Own the Required Shares through the date of the annual meeting and (iii) meets all other requirements of and complies with all of the procedures set forth in this Section 2.14. A “Qualifying Fund Group” means two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Shareholder consists of a group of shareholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Section 2.14 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously for the Minimum Holding Period in order to meet the three percent Ownership requirement of the “Required Shares” definition) and (2) a breach of any obligation, agreement or representation under this Section 2.14 by any member of such group shall be deemed a breach by the Eligible Shareholder. No shareholder may be a member of more than one group of shareholders constituting an Eligible Shareholder with respect to any annual meeting.

(e)    For purposes of this Section 2.14, a shareholder shall be deemed to “Own” only those outstanding shares of common stock of the corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “Own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s Ownership of shares shall be deemed to continue during any period in which (i) the shareholder has loaned such shares, provided that the shareholder has the power to recall such loaned shares on five business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. The terms “Owned,” “Ownership” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of common stock of the corporation are “Owned” for these purposes shall be decided by the Board of Directors.

(f)    To be in proper written form, the Notice of Proxy Access Nomination shall set forth or be accompanied by the following:

(i)    a statement by the Eligible Shareholder (A) setting forth and certifying as to the number of shares it Owns and has Owned continuously for the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of annual meeting, (C) indicating whether it intends to continue to own the Required Shares for at least one year following the annual meeting and (D) confirming its intention to notify the corporation of any defects in, and otherwise update and supplement, the information provided to the corporation pursuant to this Section 2.14 as required by Section 2.14(i);

(ii)    one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to, or mailed and received at, the principal executive offices of the corporation, the Eligible Shareholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days following the later of the record date for the annual meeting or the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Shareholder’s continuous Ownership of the Required Shares through the record date;

(iii)    a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv)    the information, representations, agreements and other documents that would be required to be set forth in or included with a shareholder’s notice of a nomination proposed to be made pursuant to clause (ii) of the first sentence of Section 2.13(a) (including (A) the executed consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected and (B) the completed and signed representation and agreement of each Shareholder Nominee as required pursuant to Section 3.2);

(v)    the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(vi)    a representation that the Eligible Shareholder (A) did not acquire, and is not holding, any securities of the corporation for the purpose or with the intent of changing or influencing control of the corporation, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) it is nominating pursuant to this Section 2.14, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (D) has not distributed and will not distribute to any shareholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation, (E) has complied and will comply with all laws, rules and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (F) has provided and will provide facts, statements and other information in all communications with the corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(vii)    an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the corporation or out of the information that the Eligible Shareholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 2.14 or any solicitation or other activity in connection therewith and (C) file with the Securities and Exchange Commission any solicitation or other communication with the shareholders of the corporation relating to the meeting at which its Shareholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(viii)    in the case of a nomination by an Eligible Shareholder consisting of a group of shareholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 2.14 (including withdrawal of the nomination); and

(ix)    in the case of a nomination by an Eligible Shareholder consisting of a group of shareholders in which two or more funds are intended to be treated as one shareholder for purposes of qualifying as an Eligible Shareholder, documentation reasonably satisfactory to the corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(g)    In addition to the information required or requested pursuant to Section 2.14(f) or any other provision of these bylaws, (i) the corporation may require any proposed Shareholder Nominee to furnish any other information (A) that may reasonably be requested by the corporation to determine whether the Shareholder Nominee would be independent under the Independence Standards, (B) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Shareholder Nominee or (C) that may reasonably be requested by the corporation to determine the eligibility of such Shareholder Nominee to be included in the corporation’s proxy materials pursuant to this Section 2.14 or to serve as a director of the corporation, and (ii) the corporation may require the Eligible Shareholder to furnish any other information that may reasonably be requested by the corporation to verify the Eligible Shareholder’s continuous Ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.

(h)    The Eligible Shareholder may, at its option, provide to the Secretary of the corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of its Shareholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Shareholder (including any group of shareholders together constituting an Eligible Shareholder) in support of its Shareholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 2.14, the corporation may omit from its proxy materials, or may supplement or correct, any information, including all or any portion of a Supporting Statement, if the Board of Directors in good faith determines that (A) such information is not true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, (B) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person, or (C) the inclusion of such information in the corporation’s proxy materials would otherwise violate the proxy rules of the Securities and Exchange Commission or any other applicable law, rule or regulation.

(i)    In the event that any information or communications provided by an Eligible Shareholder or a Shareholder Nominee to the corporation or its shareholders is not, when provided, or thereafter ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any such defect and of the information that is required to correct any such defect. Without limiting the forgoing, an Eligible Shareholder shall provide immediate notice to the corporation if the Eligible Shareholder ceases to Own any of the Required Shares prior to the date of the annual meeting. In addition, any person providing any information to the corporation pursuant to this Section 2.14 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than five business days following the later of the record date for the annual meeting or the date notice of the record date is first publicly disclosed. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 2.14(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the corporation relating to any such defect (including the right to omit a Shareholder Nominee from its proxy materials pursuant to this Section 2.14).

(j)    Notwithstanding anything to the contrary contained in this Section 2.14, the corporation shall not be required to include in its proxy materials, pursuant to this Section 2.14, any Shareholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board of Directors would cause the corporation to be in violation of these bylaws, the Certificate of Incorporation, the rules and listing standards of the securities exchanges upon which the stock of the corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the corporation or its shareholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k)    Notwithstanding anything to the contrary set forth herein, if (i) a Shareholder Nominee and/or the applicable Eligible Shareholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 2.14 or (ii) a Shareholder Nominee otherwise becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 2.14, or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors (or any duly authorized committee thereof) or the chairman of the annual meeting, (A) the corporation may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the annual meeting, (B) the corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder and (C) the chairman of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation. In addition, if the Eligible

Shareholder (or a qualified representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 2.14, such nomination shall be declared invalid and disregarded as provided in clause (C) above.

(l)    Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 20% of the votes cast in favor of such Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section 2.14 for the next two annual meetings of shareholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any shareholder from nominating any person to the Board of Directors pursuant to clause (ii) of the first sentence of Section 2.13(a).

(m)    This Section 2.14 provides the exclusive method for a shareholder to include nominees for election to the Board of Directors in the corporation’s proxy materials.

Section 2.15    Definitions. For the purposes of this Article II:

(a)    The term “Shareholder Information” shall mean, as to a Requesting Shareholder (as defined in Section 2.2(b)(ii)), Proposing Shareholder (as defined in Section 2.12(b)) or Nominating Shareholder (as defined in Section 2.13(b)), as the case may be, (i) the name and address of record of such person; (ii) the class and number of shares of the capital stock that are beneficially owned by such person; (iii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which such person has a right to vote any shares of any security of the corporation, (v) any short interest of such person in any security of the corporation (for purposes hereof a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (vi) any rights to dividends on the shares of the corporation owned beneficially by such person that are separated or separable from the underlying shares of the corporation; (vii) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (viii) any performance-related fees (other than an asset-based fee) that such person is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including any such interests held by members of such person’s immediate family sharing the same household; and (ix) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

ARTICLE III

DIRECTORS

Section 3.1    General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 3.2    Number, Election and Term. The Board of Directors shall consist of not fewer than eight (8) nor more than fifteen (15) persons. The exact number of directors within the minimum and maximum limitations specified herein shall be fixed from time to time by resolution adopted by the majority of the Board of Directors; provided, however, the number of directors as of the date hereof shall be nine (9). Commencing with the annual meeting of shareholders that is held in calendar year 2013 (the “2013 Annual Meeting”), each director shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders or until such director’s successor is duly elected and qualified, unless such director shall sooner die, resign or be removed or disqualified; provided, however, that any director in office immediately after the annual meeting of shareholders held in calendar year 2012 who was elected to hold office for a term that expires after the 2013 Annual Meeting shall continue to hold such office until the end of the term for which such director was elected, unless such director shall sooner die, resign or be removed or disqualified, and any director elected to fill a vacancy regarding such director shall be elected for the unexpired term of his predecessor in office. In order to be eligible for election or re-election as a director of the corporation, a person must deliver to the Secretary of the corporation at the principal executive offices of the corporation a written representation and agreement that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in such representation and agreement or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination, candidacy, service or action as a director that has not been disclosed to the corporation in such representation and agreement, (c) would be in compliance, if elected as a director of the corporation, and will comply with the corporation’s code of business conduct and ethics, corporate governance guidelines, securities trading policies and any other policies or guidelines of the corporation applicable to directors and (d) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the corporation’s directors.

Section 3.3    Regular Meetings. Regular meetings of the Board of Directors shall be held quarterly, one of which meetings (the “Annual Meeting”) shall occur immediately after the adjournment of each annual meeting of the shareholders; and no notice of any of such quarterly meetings, other than the promulgation at the Annual Meeting of the schedule thereof, shall be required in connection therewith in order that such quarterly meetings be duly called and validly held. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings with notice of such resolution to all directors. Any business may be transacted at a regular meeting.

Section 3.4    Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, a President, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place in the United States, either within or without the State of Missouri, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.5    Notice. Notice of any special meeting shall be given at least three (3) days prior to the date upon which such meeting is to be held. Such notice shall be in writing and shall be delivered to each director in person, by mail to his business address, or by telecopy, provided, however, that if the designated meeting place is without the State of Missouri, an additional five (5) days  notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope so addressed, with postage thereon prepaid. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except in the case of attendance for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.6    Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that if less than a majority of the directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the required quorum for such meeting.

Section 3.7    Manner of Acting. The act of the majority of the directors present at a meeting of the directors at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Articles, by these Bylaws, or by law. Directors may participate in any meeting of the Board of Directors, or of any committee of the Board of Directors, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

Section 3.8    Resignation. Any director of the corporation may resign at any time by giving written notice of such resignation to the Board of Directors, a President, or the Secretary of the corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.9    Vacancies. A vacancy occurring in the Board of Directors for any reason shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A director elected to fill a vacancy created by reason of an increase in the number of directors may, in the discretion of the Board of Directors, be elected for a term continuing only until the next election of directors by the shareholders.

Section 3.10    Compensation. By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a stated salary as director or a fixed sum for attendance at each such meeting or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.11    Action Without a Meeting. Any action required or permitted to be taken at any regular or special meeting of the Board of Directors duly called upon proper notice, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof. Any such consent signed by all of the directors shall have the same effect as a unanimous vote at a meeting of the Board of Directors. This provision shall apply to committees of the Board of Directors, which can act with the unanimous consent of all committee members.

Section 3.12    Committees of Directors. The Board of Directors may, by resolution or resolutions passed by a majority of the entire board, designate two or more directors to constitute a committee. Any such committee, to the extent provided in said resolution or resolutions, may have and exercise all of the authority of the Board of Directors in the management of the corporation; but the designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon the Board or a director by the General and Business Corporation Law of Missouri.

ARTICLE IV

OFFICERS

Section 4.1    Number. The officers of the corporation shall be a Chairman of the Board, a President or Presidents as may be determined by the Board of Directors pursuant to Section 4.6, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors and any one or more of which may be designated as “Executive” or “Senior” Vice President or by any other designation), a Treasurer, a Secretary and such other officers as may be elected in accordance with the provisions of this Article IV. The Board of Directors, by resolution, may create the offices of one or more Assistant Treasurers and Assistant secretaries, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. Each of the President and Chief Executive Officer and the President and Chief Operating Officer, acting in his capacity as President, shall have the complete authority to act on behalf of the corporation and to bind the corporation that is conferred upon either President of the corporation by these Bylaws or attributed to the president of a corporation by applicable law. All officers and agents of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the property and affairs of the corporation as may be provided in the Bylaws, or, in the absence of such provisions, as may be determined by resolution of the Board of Directors.

Section 4.2    Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be hold at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 4.3    Removal. Any officer or agent may be removed with or without cause by the Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby. Election or appointment of an officer or agent shall not of itself create contract rights and no cause for removal need be specified in any Board resolution.

Section 4.4    Vacancies. A vacancy in any office for any reason, including but not limited to death, resignation, removal, or disqualification, may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.5    The Chairman of the Board. The Chairman of the Board shall have general authority for the implementation of such corporate policy and long-range corporate objectives as directed by the Board of Directors of the corporation and shall perform such other duties as are incident to his office and are properly required of him by the Board of Directors. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors. He shall be an executive officer of the corporation and shall have full authority with respect to the signing and execution of instruments and certificates for shares of the corporation.

Section 4.6    The President. The President shall be the Chief Executive Officer and the Chief Operating Officer of the corporation. The duties of the Chief Executive Officer shall be to serve as the principal executive and administrative officer of the corporation. The duties of the Chief Operating Officer shall be to serve as the principal officer responsible for the day-to-day management of the business, operations, and affairs of the corporation. The office of the President may be held by two persons if the Board of Directory shall so determine. The President, or either President if the same person does not serve as both the Chief Executive Officer and Chief Operating Officer, may sign, with the Secretary or Treasurer or any other proper officer thereunto authorized by the Board of Directors, certificates for shares of the corporation, and may execute any deed, mortgage, bond, contract, or other instrument the execution of which has been authorized by the Board of Directors, except in cases where such signing or execution shall be expressly delegated by the Board of Director’s or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general, and, if appropriate, in cooperation with the Chief Operating Officer or the Chief Executive Officer, as the case may be, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.7    The Vice-Presidents. In the event of the death, inability or refusal to act of the President or, if there are two Presidents, in the event of the death, inability or refusal to act of both of the Presidents, first the Executive Vice-President, then the Senior Vice President, and then the Vice President or Vice Presidents (in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary, or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by either President or by the Board of Directors.

Section 4.8    The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such bank, trust companies or other depositories as shall be selected in accordance with the provision of Article V; and (c) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 4.9    The Secretary. The Secretary shall: (a) keep the minutes of the shareholders, and of the Board of Directors meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized and required; (d) keep a register of the address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors, or as are prescribed in these Bylaws.

Section 4.10    Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. Any Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

Section 4.11    Chairman Emeritus. The Board of Directors may from time to time create the position of Chairman Emeritus, and may fill such position for such time as the Board of Directors deems proper. The Chairman Emeritus shall perform such duties as may be assigned by the Board of Directors from time to time. The Chairman Emeritus shall be entitled to receive such compensation as may be fixed from time to time by the Board of Directors. The occurrence of any event which in the case of a director would create a vacancy on the Board of Directors shall be deemed to create a vacancy in the position of Chairman Emeritus. The Board of Directors may provide that the position shall terminate upon the death of the individual initially appointed to the position and may terminate the position at any time.

Section 4.12    Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 5.1    Contracts. The Board of Directors may authorize one or more officers or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 5.2    Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 5.3    Checks, Drafts, and Similar Instruments. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 5.4    Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 6.1    Stock Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, in any form approved by the Board of Directors, certifying the number and class of shares of stock in the corporation owned by the shareholder, signed by the Chairman, a President, or a Vice President and by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer of the corporation and sealed with the seal of the corporation. If the certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile signature, or may be engraved or printed. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on the certificate shall have ceased to be an officer, transfer agent, or registrar before the certificate is issued, the certificate may nevertheless be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

Section 6.2    Transfer of Stock. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon transfer, certificates evidencing ownership by the transferor of the shares being transferred shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Board of Directors may designate, by whom they shall be canceled and certificates evidencing ownership by the transferee of the shares being transferred shall thereupon be issued. Except as otherwise expressly provided by the statutes of the State of Missouri, the corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable, or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof.

Section 6.3    Lost or Destroyed Certificates. The holder of any shares of stock of the corporation shall immediately notify the corporation and its transfer agents and registrars, if any, of any loss or destruction of the certificates evidencing ownership of such shares. The corporation may issue a new certificate in place of any certificate theretofore issued by it which is alleged to have been lost or destroyed and the Board of Directors may require the owner of the lost or destroyed certificate or the owner’s legal representative to give the corporation a bond in a sum and in form approved by the Board of Directors, and with a surety or sureties which the Board of Directors finds satisfactory, to indemnify the corporation and its transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any transfer agent or registrar on account of the alleged loss or destruction of any certificate or the issuance of a replacement certificate. A replacement certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do. The Board of Directors may delegate to any officer or officers of the corporation any of the powers and authorities contained in this section.

Section 6.4    Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars which may be banks, trust companies, or other financial institutions located within or without the State of Missouri; may define the authority of such transfer agents and registrars of transfers; may require all stock certificates to bear the signature of a transfer agent or a registrar of transfers, or both; and may change or remove any such transfer agent or registrar of transfers.

ARTICLE VII

FISCAL YEAR

The fiscal year of the corporation shall be established from time to time by resolution of the Board of Directors.

ARTICLE VIII

DIVIDENDS

The Board of Directors may from time to time, declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles.

ARTICLE IX

SEAL

The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words, “Corporate Seal, Missouri.”

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of The General and Business Corporation Law of Missouri or under the provisions of the Articles, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI

AMENDMENTS

These bylaws may be altered, amended, or repealed and new bylaws may be adopted by a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors, provided that no bylaw may be adopted or amended so as to be inconsistent with the Articles, or the Constitution or laws of the State of Missouri.

ARTICLE XII

CONSTRUCTION

Whenever a word in the masculine gender is used in these Bylaws it shall be understood to be in or include the feminine gender when appropriate under the circumstances. These Bylaws are to be construed to be consistent with applicable law, and if such construction is not possible then the invalidity of a Bylaw or portion thereof shall not affect the validity of the other Bylaws of the corporation, which shall remain in full force and effect.

ARTICLE XIII

INDEMNIFICATION

Section 13.1    Action Not By or On Behalf of Corporation. The corporation shall indemnify any person (other than a party plaintiff suing on his own behalf or in the right of the corporation) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was an officer of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 13.2    Action By or On Behalf of Corporation. The corporation shall indemnify any person (other than a party plaintiff suing on such person’s own behalf or in right of the corporation) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an officer of the corporation, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 13.3    Authorization. Subject to any applicable court order, any indemnification of an officer required under Section 13.1 or Section 13.2 shall be made by the corporation unless a determination is made reasonably and promptly that indemnification of said officer is not proper under the circumstances because he or she has not met the applicable standard of conduct set forth in or established pursuant to this Article XIII. Any such determination with respect to indemnification of an officer shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by majority vote of the shareholders; provided that no such determination shall preclude an action brought in an appropriate court to challenge such determination.

Section 13.4    Advancement of Expenses. Reasonable expenses incurred by a person who is or was an officer of the corporation in defending a civil, criminal, administrative, or investigative action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of an action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in or pursuant to this Article XIII.

Section 13.5    Non-Exclusive. The indemnification provided by this Article XIII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, whether under the corporation’s Articles of Incorporation, any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

Section 13.6    Limitation on Indemnification. Except as may otherwise be permitted by law, no person shall be indemnified pursuant to this Article XIII from or on account of such person’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Section 13.7    Definitions. For the purposes of this Article XIII:

(a)    References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was an officer of a constituent corporation shall stand in the same position under the provisions of this Article XIII with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

(b)    The term “fines” shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan and shall also include any damages (including treble damages) and any other civil penalties.

Section 13.8     Continuation; Amendment or Repeal. Any indemnification rights provided pursuant to this Article XIII shall continue as to a person who has ceased to be an officer and shall inure to the benefit of the heirs, executors, and administrators of such a person. Notwithstanding any other provision in these Bylaws, any indemnification rights arising under or granted pursuant to this Article XIII shall survive the amendment or repeal of this Article XIII with respect to any acts or omissions occurring prior to the effective time of such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights with respect to such acts or omissions as a binding contract with the corporation.

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